Exhibit 99.1

News Release

Mercury Systems Reports Third Quarter Results
Third Quarter Highlights Include:
Book-to-bill ratio of 1.29 yields record bookings and backlog
Completed the acquisition of Themis Computer
Company reaffirms prior guidance and raises consolidated guidance for the full year to reflect acquisition of Themis Computer

ANDOVER, Mass. April 24, 2018 Mercury Systems, Inc. (NASDAQ: MRCY, www.mrcy.com), reported operating results for the third quarter of fiscal 2018, ended March 31, 2018.
Third Quarter Fiscal 2018 Results
Total Company third quarter fiscal 2018 revenues were $116.3 million, compared to $107.3 million in the third quarter of fiscal 2017. The third quarter fiscal 2018 results included an aggregate of approximately $15.7 million of revenue attributable to the Delta Microwave, Richland Technologies and Themis Computer acquired businesses.
Total Company GAAP net income for the third quarter of fiscal 2018 was $3.7 million, or $0.08 per share, compared to $7.0 million, or $0.16 per share, for the third quarter of fiscal 2017. Adjusted earnings per share (“adjusted EPS”) was $0.30 per share for the third quarter of fiscal 2018, compared to $0.29 per share in the third quarter of fiscal 2017.
Third quarter fiscal 2018 adjusted EBITDA for the total Company was $25.8 million, compared to $25.0 million for the third quarter of fiscal 2017.
Cash flows from operating activities in the third quarter of fiscal 2018 was a net inflow of $0.9 million, compared to a net inflow of $24.9 million in the third quarter of fiscal 2017. Free cash flow, defined as cash flow from operating activities less capital expenditures, was a net outflow of $(2.6) million in the third quarter of fiscal 2018, compared to a net inflow of $11.9 million in the

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Mercury Reports Third Quarter Fiscal 2018 Results, Page 2

third quarter of fiscal 2017. The lower cash flow in the quarter was primarily a result of our continued investment in the business as we insource our manufacturing and integrate our acquisitions.
All per share information is presented on a fully diluted basis.
Bookings and Backlog
Total bookings for the third quarter of fiscal 2018 were $150.4 million, yielding a book-to-bill ratio of 1.29 for the quarter.
Mercury’s total backlog at March 31, 2018 was $429.3 million, a $111.3 million increase from a year ago. Of the March 31, 2018 total backlog, $321.0 million represents orders expected to be shipped within the next 12 months.
Management Comments
“Our third-quarter financial results were affected by the prolonged continuing resolution, yet our outlook for the fiscal year and beyond remains strong,” said Mark Aslett, Mercury’s President and Chief Executive Officer. “Bookings grew 41% year-over-year to a record $150 million, and we ended the third quarter with a record total backlog of $429 million. Budget-related order delays shifted approximately $11 million of revenue out of the third quarter and into the fourth quarter, but we have already recognized a majority of this revenue. Most importantly, Mercury's growth engine continued to perform strongly in the quarter, as did the business overall. As a result, we are reaffirming our prior guidance for fiscal 2018, and raising our total guidance on a consolidated basis to include Themis Computer, which we acquired during the third quarter. Driven by continued investment in the business, the mid-point of our consolidated fiscal 2018 guidance would result in 20% total Company revenue growth year-over-year, 7% organic revenue growth and approximately 23% adjusted EBITDA margins. Similarly using the guidance mid-point, we expect to extend our multi-year record of strong performance with 20% compound growth in total revenue and over 60% compound growth in adjusted EBITDA over the past five years.”
Business Outlook
This section presents our current expectations and estimates, given current visibility, on our business outlook for the current fiscal quarter and fiscal year 2018. It is possible that actual performance will differ materially from the estimates given, either on the upside or on the downside. Investors should consider all of the risks with respect to these estimates, including those listed in the Safe Harbor

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Mercury Reports Third Quarter Fiscal 2018 Results, Page 3

Statement below and in our periodic filings with the U.S. Securities and Exchange Commission, and make themselves aware of how these risks may impact our actual performance.
For the full fiscal year 2018, excluding Themis Computer, we currently expect revenue of $464.0 million to $468.0 million, an increase from our prior full year guidance of $460.0 million to $468.0 million. For the full fiscal year 2018, including Themis Computer, we currently expect revenue of $487.0 million to $492.0 million, and GAAP net income of $40.2 million to $41.8 million, or $0.85 to $0.88 per share, assuming approximately 47.5 million weighted average diluted shares outstanding. Adjusted EBITDA, including Themis Computer, for the full fiscal year is expected to be approximately $111.0 million to $113.5 million, and adjusted EPS for the full fiscal year is expected to be approximately $1.35 to $1.38 per share.
For the fourth quarter of fiscal 2018, revenues are forecasted to be in the range of $146.7 million to $151.7 million. GAAP net income for the fourth quarter is expected to be approximately $9.4 million to $11.0 million, or $0.20 to $0.23 per share, assuming no restructuring, acquisition, or non-recurring financing related expenses in the period, an effective tax rate of approximately 34%, excluding discrete items and approximately 47.6 million weighted average diluted shares outstanding. Adjusted EBITDA for the fourth quarter of fiscal 2018 is expected to be in the range of $33.2 million to $35.7 million. Adjusted EPS is expected to be in the range of $0.40 to $0.43 per share.
Recent Highlights
April - Mercury announced it received a $16.1 million follow-on order from a leading defense prime contractor for integrated radio frequency (RF) and digital subsystems for an advanced naval electronic support application. The order was booked late in Company's fiscal 2018 third quarter. $8 million of the order has already has been shipped in the Company's fiscal 2018 fourth quarter, and the balance is expected to be shipped over the next several quarters.
March - Mercury announced it received a $3.8 million follow-on order from a leading defense prime contractor for state-of-the-art radio frequency (RF) subsystems that are integrated into an advanced airborne electronic warfare system. The orders were booked in the Company's fiscal 2018 second quarter and are expected to be shipped over the next several quarters.

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Mercury Reports Third Quarter Fiscal 2018 Results, Page 4

March - Mercury announced that its Radio Frequency (RF) and Microwave group was selected by a leading defense prime contractor to supply SWaP-optimized, custom-engineered RF converter subsystems for a state-of-the-art airborne tactical radar system. The Company received an initial $3.5 million order to commence development, which was booked in its fiscal 2018 second quarter.
March - Mercury announced the start of customer engagements for its new TRRUST-Stor™ VPX RT family of space-qualified radiation-tolerant secure solid-state drives (SSD) featuring BuiltSECURE™ technology. As the first commercial SSD precision-engineered for the harshest possible operating environments, the Company's new product line leverages OpenVPX™ standards to reduce customers' design cycles and mitigate program risk.
March - Mercury announced it received a $3.1 million order from a manufacturer of commercial space technology solutions for high reliability radio frequency (RF) microelectronics modules designed and screened to space-level performance standards. The order was booked in the Company's fiscal 2018 second quarter and is expected to be shipped over the next several quarters.
March - Mercury announced that it was recognized by Frost & Sullivan's Manufacturing Leadership Council as a 2018 Manufacturing Leadership Award winner for its outstanding achievement in Engineering & Production for the Surface Mount Technology (SMT) Center of Excellence established in its Defense Microelectronics Activity (DMEA)-accredited Phoenix, AZ Advanced Microelectronics Center.
March - Mercury announced the RESmini XR6, its next-generation rugged mini server featuring the latest Intel® Xeon® Scalable (Skylake) Processors. The RESmini, part of Mercury's EnterpriseSeries™ product line, comes bundled with a new FAA compliant power case and can operate independently for two hours without a power source.
March - Mercury announced it received a $2.8 million order from a leading defense prime contractor for precision-engineered radio frequency (RF) modules integrated into an advanced radar system. The order was booked in the Company's fiscal 2018 second quarter and is expected to be shipped over the next several quarters.
March - Mercury announced BuiltSECURE™ System-in-Package (SiP), a new microelectronics packaging technology designed for high-performance, SWaP-constrained defense embedded

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Mercury Reports Third Quarter Fiscal 2018 Results, Page 5

computing systems. Combining the Company's deep domain expertise in systems security engineering and three-dimensional microelectronics packaging, this innovation is ideal for platform management systems, mission management systems and command, control and intelligence applications.
February - Mercury announced the completion of its previously reported acquisition of Themis Computer (“Themis”). Pursuant to the terms of the merger agreement applicable to the acquisition, Mercury acquired Themis for an all cash purchase price of $180 million, subject to net working capital and net debt adjustments. The acquisition and associated transaction expenses were funded through Mercury's existing revolving credit facility.
February - Mercury announced that Michael D. Ruppert, Mercury's Executive Vice President, Strategy & Corporate Development, was named Chief Financial Officer and Treasurer effective as of February 5, 2018. Mr. Ruppert, 44, joined Mercury in 2014 as Senior Vice President, Strategy and Corporate Development.
February - Mercury announced HDslim, a new sub-rack form factor for its RES High Density (RES-HD) server product line. Less than ten inches wide and twenty inches deep, the first 4U HDslim chassis is now available - delivering high density computing, storage, and networking to mobile tactical environments.
February - Mercury announced it received an initial $2.0 million order for an Electro-Optic/Infra-Red (EO/IR) image processing subsystem from a major defense prime contractor. The subsystem is an enterprise architecture solution designed to apply to multiple programs and missions. The order was booked in the Company's fiscal 2018 second quarter and is expected to be shipped over the next several quarters.
February - Mercury announced the launch of its new BuiltSECURE™ TRRUST-Stor® solid-state drive (SSD) featuring high-speed serial ATA and non-volatile memory express interfaces to a host computing system. The new secure SSD product marries one terabyte of industrial-grade multi-level cell (MLC) NAND flash with Mercury's exclusive ARMOR® 4 NAND processor.
February - Mercury announced the BuiltSAFE™ MFCC-8570 single board computer (SBC) based on the Intel® Core™ i7 Gen5 processor. Delivered as a conduction-cooled switched mezzanine card

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Mercury Reports Third Quarter Fiscal 2018 Results, Page 6

(XMC), the MFCC-8570 provides an easy upgrade to previous XMC SBCs while preserving the system and sensor I/O built into the host motherboard or I/O carrier.
February - Mercury announced that Michelle M. McCarthy joined the Company as Vice President, Chief Accounting Officer and Controller. Ms. McCarthy, a sixteen-year veteran of corporate finance, reports to Michael Ruppert, Mercury's Executive Vice President and Chief Financial Officer, and is responsible for the Company's financial reporting, accounting and tax operations.
February - Mercury announced it received a $3.2 million follow-on order from a leading defense prime contractor for BuiltSECURE™ ruggedized memory devices integrated into an advanced airborne military computing system. The order was booked in the Company's fiscal 2018 second quarter and is expected to be shipped over the next several quarters.
February - Mercury announced it received a $2.2 million follow-on order from a leading defense prime contractor for wideband millimeter wave transceiver subsystems integrated into a high-resolution imaging system used for a homeland security application. The order was booked in the Company's fiscal 2018 second quarter and is expected to be shipped over the next several quarters.
January - Mercury Systems announced it received a $12.0 million order from a leading defense prime contractor for SWaP-optimized radio frequency (RF) modules ready for integration into an advanced electronic warfare system. The order was booked in the Company's fiscal 2018 second quarter and is expected to be shipped over the next several quarters.
January - Mercury announced it received a $7.7 million follow-on order from a leading defense prime contractor for BuiltSECURE™ high-density secure memory devices integrated into a state-of-the-art airborne command, control and intelligence system. The order was booked in the Company's fiscal 2018 second quarter and is expected to be shipped over the next several quarters.
January - Mercury announced it received a $4.6 million follow-on order from a leading defense prime contractor for state-of-the-art GPS filter amplifiers for a precision guided munitions application. The order was booked in the Company's fiscal 2018 second quarter and is expected to be shipped over the next several quarters.
January - Mercury announced it received a $2.5 million order from a leading defense prime contractor for custom storage appliances built with the Company's TRRUST-Stor® secure solid-state

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Mercury Reports Third Quarter Fiscal 2018 Results, Page 7

drive (SSD) devices for an undisclosed military application. The order was booked in the Company's fiscal 2018 second quarter and is expected to be shipped over the next several quarters.
January - Mercury announced it received a $12.5 million order from a leading defense prime contractor for a ground-based electronic surveillance subsystem. The order was booked in the Company's fiscal 2018 third quarter.
January - Mercury announced it received a $3.9 million follow-on order from a leading defense prime contractor for custom-engineered secure solid-state drives (SSD) deployed in an airborne mission management application. The order was booked in the Company's fiscal 2018 second quarter and is expected to be shipped over the next several quarters.
January - Mercury announced it received $3.4 million in follow-on orders from a leading defense prime contractor for custom high-performance microelectronics integrated into the guidance, navigation and control system of a precision guided munitions application. The orders were booked in the Company's fiscal 2018 second quarter and are expected to be shipped over the next several quarters.
Conference Call Information
Mercury will host a conference call and simultaneous webcast on Tuesday, April 24, 2018, at 5:00 p.m. ET to discuss the third quarter fiscal 2018 results and review its financial and business outlook going forward.
To join the conference call, dial (877) 303-6977 in the USA and Canada, or (760) 298-5079 in all other countries. Please call five to ten minutes prior to the scheduled start time. The live audio webcast can be accessed from the 'Events and Presentations' page of Mercury's website at www.mrcy.com/investor.
A replay of the webcast will be available two hours after the call and archived on the same web page for six months.
Use of Non-GAAP Financial Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides adjusted EBITDA, adjusted income, adjusted earnings per share “adjusted EPS”, and free cash flow, which are non-GAAP financial measures. Adjusted

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Mercury Reports Third Quarter Fiscal 2018 Results, Page 8

EBITDA, adjusted income, and adjusted EPS exclude certain non-cash and other specified charges. The Company believes these non-GAAP financial measures are useful to help investors understand its past financial performance and prospects for the future. However, these non-GAAP measures should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes these non-GAAP measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. A reconciliation of GAAP to non-GAAP financial results discussed in this press release is contained in the attached exhibits.
Mercury Systems - Innovation That Matters™
Mercury Systems (NASDAQ:MRCY) is a leading commercial provider of secure sensor and mission processing subsystems. Optimized for customer and mission success, Mercury’s solutions power a wide variety of critical defense and intelligence programs. Headquartered in Andover, Mass., Mercury is pioneering a next-generation defense electronics business model specifically designed to meet the industry’s current and emerging technology needs. To learn more, visit www.mrcy.com.

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Mercury Reports Third Quarter Fiscal 2018 Results, Page 9

Forward-Looking Safe Harbor Statement
This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to fiscal 2018 business performance and beyond and the Company’s plans for growth and improvement in profitability and cash flow. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of any U.S. Federal government shutdown or extended continuing resolution, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. Government’s interpretation of, federal export control or procurement rules and regulations, market acceptance of the Company's products, shortages in components, production delays or unanticipated expenses due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions and restructurings, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, increases in interest rates, changes to cyber-security regulations and requirements, changes in tax rates or tax regulations, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2017. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

# # #
Contact:
Michael D. Ruppert, CFO
Mercury Systems, Inc.
978-967-1990

Mercury Systems, Innovation That Matters, EnterpriseSeries, BuiltSAFE and BuiltSECURE are trademarks and TRRUST-Stor is a registered trademark of Mercury Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.

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Mercury Reports Third Quarter Fiscal 2018 Results, Page 10

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)
	March 31,	June 30,
	2018	2017

Assets
Current assets:
Cash and cash equivalents	$44,217	$41,637
Accounts receivable, net	101,400	76,341
Unbilled receivables and costs in excess of billings	40,177	37,332
Inventory	117,075	81,071
Prepaid income taxes	2,487	1,434
Prepaid expenses and other current assets	7,802	8,381
Total current assets	313,158	246,196

Property and equipment, net	51,291	51,643
Goodwill	499,292	380,846
Intangible assets, net	186,391	129,037
Other non-current assets	6,814	8,023
Total assets	$1,056,946	$815,745

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$32,857	$27,485
Accrued expenses	16,655	20,594
Accrued compensation	20,288	18,406
Deferred revenues and customer advances	9,537	6,360
Total current liabilities	79,337	72,845

Deferred income taxes	14,161	4,856
Income taxes payable	855	855
Long-term debt	195,000	—
Other non-current liabilities	11,797	11,772
Total liabilities	301,150	90,328

Shareholders’ equity:
Common stock	468	463
Additional paid-in capital	584,855	584,795
Retained earnings	169,867	139,085
Accumulated other comprehensive income	606	1,074
Total shareholders’ equity	755,796	725,417
Total liabilities and shareholders’ equity	$1,056,946	$815,745

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Mercury Reports Third Quarter Fiscal 2018 Results, Page 11

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
Net revenues	$116,336	$107,317	$340,317	$292,980
Cost of revenues (1)	63,570	56,534	182,717	155,364
Gross margin	52,766	50,783	157,600	137,616

Operating expenses:
Selling, general and administrative (1)	21,138	19,229	62,928	56,093
Research and development (1)	15,021	14,198	43,950	40,192
Amortization of intangible assets	7,104	4,732	18,568	14,222
Restructuring and other charges	1,384	459	1,792	825
Acquisition costs and other related expenses	1,281	470	2,265	1,889
Total operating expenses	45,928	39,088	129,503	113,221

Income from operations	6,838	11,695	28,097	24,395

Interest income	—	137	14	187
Interest expense	(999)	(1,893)	(1,101)	(5,613)
Other income (expense), net	66	279	(1,065)	792

Income before income taxes	5,905	10,218	25,945	19,761
Tax provision (benefit)	2,209	3,170	(4,837)	3,690
Net income	$3,696	$7,048	$30,782	$16,071

Basic net earnings per share:	$0.08	$0.16	$0.66	$0.40

Diluted net earnings per share:	$0.08	$0.16	$0.65	$0.39

Weighted-average shares outstanding:
Basic	46,844	43,773	46,685	40,573
Diluted	47,532	44,814	47,473	41,530

(1) Includes stock-based compensation expense, allocated as follows:
Cost of revenues	$169	$150	$364	$373
Selling, general and administrative	$2,929	$3,270	$11,175	$9,848
Research and development	$499	$295	$1,506	$1,219

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Mercury Reports Third Quarter Fiscal 2018 Results, Page 12

MERCURY SYSTEMS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
Cash flows from operating activities:
Net income	$3,696	$7,048	$30,782	$16,071
Depreciation and amortization	11,381	7,965	30,320	23,139
Other non-cash items, net	3,344	(760)	8,806	6,556
Changes in operating assets and liabilities	(17,548)	10,636	(52,228)	3,644

Net cash provided by operating activities	873	24,889	17,680	49,410

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(179,598)	1,853	(185,396)	(36,911)
Purchases of property and equipment	(3,475)	(13,036)	(11,067)	(26,789)
Other investing activities	—	(375)	(375)	(486)

Net cash used in investing activities	(183,073)	(11,558)	(196,838)	(64,186)

Cash flows from financing activities:
Proceeds from employee stock plans	—	170	2,049	2,903
Payments under credit facilities	—	(5,000)	(15,000)	(7,500)
Borrowings under credit facilities	195,000	—	210,000	—
Payments for retirement of common stock	(209)	(122)	(15,118)	(7,682)
Proceeds from equity offering, net	—	215,732	—	215,732

Net cash provided by financing activities	194,791	210,780	181,931	203,453

Effect of exchange rate changes on cash and cash equivalents	(409)	(58)	(193)	(130)

Net increase in cash and cash equivalents	12,182	224,053	2,580	188,547

Cash and cash equivalents at beginning of period	32,035	46,185	41,637	81,691

Cash and cash equivalents at end of period	$44,217	$270,238	$44,217	$270,238

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Mercury Reports Third Quarter Fiscal 2018 Results, Page 13

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)

Adjusted EBITDA, a non-GAAP measure for reporting financial performance, excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. The adjustments to calculate this non-GAAP financial measure, and the basis for such adjustments, are outlined below:

Interest income and expense. The Company receives interest income on investments and incurs interest expense on loans, capital leases and other financing arrangements. These amounts may vary from period to period due to changes in cash and debt balances and interest rates driven by general market conditions or other circumstances outside of the normal course of Mercury’s operations.

Income taxes. The Company’s GAAP tax expense can fluctuate materially from period to period due to tax adjustments that are not directly related to underlying operating performance or to the current period of operations.

Depreciation. The Company incurs depreciation expense related to capital assets purchased to support the ongoing operations of the business. These assets are recorded at cost or fair value and are depreciated using the straight-line method over the useful life of the asset. Purchases of such assets may vary significantly from period to period and without any direct correlation to underlying operating performance.

Amortization of intangible assets. The Company incurs amortization of intangibles related to various acquisitions it has made and license agreements. These intangible assets are valued at the time of acquisition, are amortized over a period of several years after acquisition and generally cannot be changed or influenced by management after acquisition.

Restructuring and other charges. The Company incurs restructuring and other charges in connection with management’s decisions to undertake certain actions to realign operating expenses through workforce reductions and the closure of certain Company facilities, businesses and product lines. The Company’s adjustments reflected in restructuring and other charges are typically related to acquisitions and organizational redesign programs initiated as part of discrete post-acquisition integration activities. Management believes these items are non-routine and may not be indicative of ongoing operating results.

Impairment of long-lived assets. The Company incurs impairment charges of long-lived assets based on events that may or may not be within the control of management. Management believes these items are outside the normal operations of the Company's business and are not indicative of ongoing operating results.

Acquisition and financing costs. The Company incurs transaction costs related to acquisition and potential acquisition opportunities, such as legal, accounting, and other third party advisory fees. Although we may incur such third-party costs and other related charges and adjustments, it is not indicative that any transaction will be consummated. Additionally, the Company incurs unused revolver and bank fees associated with maintaining its credit facilities. The Company also incurs non-cash financing expenses associated with obtaining its credit facilities. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results.

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Mercury Reports Third Quarter Fiscal 2018 Results, Page 14

Fair value adjustments from purchase accounting. As a result of applying purchase accounting rules to acquired assets and liabilities, certain fair value adjustments are recorded in the opening balance sheet of acquired companies.  These adjustments are then reflected in the Company’s income statements in periods subsequent to the acquisition.  In addition, the impact of any changes to originally recorded contingent consideration amounts are reflected in the income statements in the period of the change. Management believes these items are outside the normal operations of the Company and are not indicative of ongoing operating results.

Litigation and settlement income and expense. The Company periodically receives income and incurs expenses related to pending claims and litigation and associated legal fees and potential case settlements and/or judgments. Although we may incur such costs and other related charges and adjustments, it is not indicative of any particular outcome until the matter is fully resolved. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results. The Company periodically receives warranty claims from customers and makes warranty claims towards its vendors and supply chain. Management believes the expenses and gains associated with these recurring warranty items are within the normal operations and operating cycle of the Company's business. Therefore, management deems no adjustments are necessary unless under extraordinary circumstances.

Stock-based and other non-cash compensation expense. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. The Company also incurs non-cash based compensation in the form of pension related expenses. Although stock-based and other non-cash compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company’s shares, risk-free interest rates and the expected term and forfeiture rates of the awards, as well as pension actuarial assumptions. Management believes that exclusion of these expenses allows comparisons of operating results to those of other companies, both public, private or foreign, that disclose non-GAAP financial measures that exclude stock-based compensation and other non-cash compensation.

Mercury uses adjusted EBITDA as an important indicator of the operating performance of its business. Management excludes the above-described items from its internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to the Company’s board of directors, determining the portion of bonus compensation for executive officers and other key employees based on operating performance, evaluating short-term and long-term operating trends in the Company’s operations, and allocating resources to various initiatives and operational requirements. The Company believes that adjusted EBITDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of charges that may vary from period to period without any correlation to underlying operating performance. The Company believes that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making. The Company believes that trends in its adjusted EBITDA are valuable indicators of its operating performance.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the adjusted EBITDA financial adjustments described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2018 Results, Page 15

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
Net income	$3,696	$7,048	$30,782	$16,071
Interest expense, net	999	1,756	1,087	5,426
Income taxes	2,209	3,170	(4,837)	3,690
Depreciation	4,277	3,233	11,752	8,917
Amortization of intangible assets	7,104	4,732	18,568	14,222
Restructuring and other charges	1,384	459	1,792	825
Impairment of long-lived assets	—	—	—	—
Acquisition and financing costs	1,909	569	4,129	2,236
Fair value adjustments from purchase accounting	539	270	1,132	3,217
Litigation and settlement expense (income), net	—	—	—	100
Stock-based and other non-cash compensation expense	3,669	3,715	13,306	11,440
Adjusted EBITDA	$25,786	$24,952	$77,711	$66,144

Free cash flow, a non-GAAP measure for reporting cash flow, is defined as cash provided by operating activities less capital expenditures and, therefore, has not been calculated in accordance with GAAP. Management believes free cash flow provides investors with an important perspective on cash available for investment and acquisitions after making capital investments required to support ongoing business operations and long-term value creation. The Company believes that trends in its free cash flow are valuable indicators of its operating performance and liquidity.

Free cash flow is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenditures similar to the free cash flow financial adjustment described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these expenditures reflect all of the Company's obligations which require cash.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
Cash flows from operations	$873	$24,889	$17,680	$49,410
Capital expenditures	(3,475)	(13,036)	(11,067)	(26,789)
Free cash flow	$(2,602)	$11,853	$6,613	$22,621

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2018 Results, Page 16

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except per share data)

Adjusted income and adjusted earnings per share ("adjusted EPS") are non-GAAP measures for reporting financial performance, exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends and allows for comparability with our peer company index and industry. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. The Company uses these measures along with the corresponding GAAP financial measures to manage the Company’s business and to evaluate its performance compared to prior periods and the marketplace. The Company defines adjusted income as income before amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, and stock-based and other non-cash compensation expense. The impact to income taxes includes the impact to the effective tax rate, current tax provision and deferred tax provision (1). Adjusted EPS expresses adjusted income on a per share basis using weighted average diluted shares outstanding.

The following table reconciles the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Three Months Ended March 31,
	2018		2017
Net income and earnings per share	$3,696	$0.08	$7,048	$0.16
Amortization of intangible assets	7,104		4,732
Restructuring and other charges	1,384		459
Impairment of long-lived assets	—		—
Acquisition and financing costs	1,909		569
Fair value adjustments from purchase accounting	539		270
Litigation and settlement expense (income), net	—		—
Stock-based and other non-cash compensation expense	3,669		3,715
Impact to income taxes (1)	(4,082)		(3,576)
Adjusted income and adjusted earnings per share	$14,219	$0.30	$13,217	$0.29

Diluted weighted-average shares outstanding:		47,532		44,814

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2018 Results, Page 17

	Nine Months Ended March 31,
	2018		2017
Net income and earnings per share	$30,782	$0.65	$16,071	$0.39
Amortization of intangible assets	18,568		14,222
Restructuring and other charges	1,792		825
Impairment of long-lived assets	—		—
Acquisition and financing costs	4,129		2,236
Fair value adjustments from purchase accounting	1,132		3,217
Litigation and settlement expense (income), net	—		100
Stock-based and other non-cash compensation expense	13,306		11,440
Impact to income taxes (1)	(24,648)		(14,102)
Adjusted income and adjusted earnings per share	$45,061	$0.95	$34,009	$0.82

Diluted weighted-average shares outstanding:		47,473		41,530

(1) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2018 Results, Page 18

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Quarter Ending June 30, 2018
Year Ending June 30, 2018
(In thousands, except per share data)

The Company defines adjusted EBITDA as income before interest income and expense, income taxes, depreciation, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, and stock-based and other non-cash compensation expense.

The following table reconciles the adjusted EBITDA financial measure to its most directly comparable GAAP measures.

	Three Months Ending		Twelve Months Ending
	June 30, 2018		June 30, 2018
	Range		Range
	Low	High	Low	High

GAAP expectation -- Earnings per share	$0.20	$0.23	$0.85	$0.88

GAAP expectation -- Net income	$9,400	$11,000	$40,200	$41,800

Adjust for:
Interest expense (income), net	1,800	1,800	2,900	2,900
Income taxes	4,800	5,700	—	900
Depreciation	4,300	4,300	16,100	16,100
Amortization of intangible assets	7,600	7,600	26,200	26,200
Restructuring and other charges	—	—	1,800	1,800
Impairment of long-lived assets	—	—	—	—
Acquisition and financing costs	500	500	4,600	4,600
Fair value adjustments from purchase accounting	300	300	1,400	1,400
Litigation and settlement expense (income), net	—	—	—	—
Stock-based and other non-cash compensation expense	4,500	4,500	17,800	17,800
Adjusted EBITDA expectation	$33,200	$35,700	$111,000	$113,500

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2018 Results, Page 19

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Quarter Ending June 30, 2018
Year Ending June 30, 2018
(In thousands, except per share data)

The Company defines adjusted income as income before amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, and stock-based and other non-cash compensation expense. The impact to income taxes includes the impact to the effective tax rate, current tax provision and deferred tax provision (1). Adjusted EPS expresses adjusted income on a per share basis using weighted average diluted shares outstanding.

The following table reconciles the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Three Months Ending June 30, 2018
	Range
	Low		High
Net income and earnings per share	$9,400	$0.20	$11,000	$0.23
Amortization of intangible assets	7,600		7,600
Restructuring and other charges	—		—
Impairment of long-lived assets	—		—
Acquisition and financing costs	500		500
Fair value adjustments from purchase accounting	300		300
Litigation and settlement expense (income), net	—		—
Stock-based and other non-cash compensation expense	4,500		4,500
Impact to income taxes (1)	(3,400)		(3,400)
Adjusted income and adjusted earnings per share	$18,900	$0.40	$20,500	$0.43

Diluted weighted-average shares outstanding:		47,600		47,600

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2018 Results, Page 20

	Twelve Months Ending June 30, 2018
	Range
	Low		High
Net income and earnings per share	$40,200	$0.85	$41,800	$0.88
Amortization of intangible assets	26,200		26,200
Restructuring and other charges	1,800		1,800
Impairment of long-lived assets	—		—
Acquisition and financing costs	4,600		4,600
Fair value adjustments from purchase accounting	1,400		1,400
Litigation and settlement expense (income), net	—		—
Stock-based and other non-cash compensation expense	17,800		17,800
Impact to income taxes (1)	(28,100)		(28,100)
Adjusted income and adjusted earnings per share	$63,900	$1.35	$65,500	$1.38

Diluted weighted-average shares outstanding:		47,500		47,500

(1) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY